CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference of our report dated February 19, 2001 included in this Form 10-K into the Company's previously filed Registration Statements on Form S-8 (File Nos. 333-50957, 333-50959, 333-58037, 333-58035 and 333-81705) and on Form S-3 (File
No.  333-71629).

/s/  Arthur  Andersen  LLP
Arthur  Andersen  LLP

Chicago,  Illinois
March  22,  2001